United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$65,407,130
Unrealized Gain (Loss) on Market Value of Futures	(16,441,850)
Interest Income	1,354,314
ETF Transaction Fees	19,000
Total Income (Loss)	$50,338,594

Expenses
Investment Advisory Fee	$265,754
K-1 Tax Expense	93,000
Brokerage Commissions	57,690
SEC & FINRA Registration Expense	23,239
NYMEX License Fee	17,447
Non-interested Directors’ Fees and Expenses	14,366
Legal Fees	1,969
Total Expenses	$473,465
Net Gain (Loss)	$49,865,129

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/08	$593,394,981
Additions (3,000,000 Units)	116,240,320
Withdrawals (7,700,000 Units)	(298,641,805)
Net Gain (Loss)	49,865,129

Net Asset Value End of Period	$460,858,625
Net Asset Value Per Unit (11,700,000 Units)	$39.39

To the Limited Partners of United States Natural Gas Fund, LP:
ended January 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502